RUDDICK CORPORATION
               NONSTATUTORY STOCK OPTION AGREEMENT

                         Pursuant to the

                       RUDDICK CORPORATION
              1995 COMPREHENSIVE STOCK OPTION PLAN


     THIS AGREEMENT, made and entered into as of the 16th day of November, 1995, by and between Ruddick Corporation, a North
Carolina corporation (the "Corporation") and Hugh L. McColl, Jr.,
Director of the Corporation (the "Optionee").

     WHEREAS, the Corporation has adopted the Ruddick Corporation
1995 Comprehensive Stock Option Plan (the "Plan"); and

     WHEREAS, Optionee was a Director of the Corporation or one of its subsidiaries on the Effective Date of the Plan; and

     WHEREAS, pursuant to Section 9 of the Plan, all Directors on the Effective Date are granted Nonstatutory Stock Options under the Plan;

     NOW, THEREFORE, the Corporation and Optionee agree as follows:

     1. Subject to the terms and conditions set forth herein and in the Plan, the Corporation grants to Optionee, during the ten-year period commencing on the Effective Date of the Plan and ending on the date which is ten years thereafter (hereinafter called the "Option Period"), the Option to purchase from the Corporation at a price of $11.9375 per share, up to but not exceeding in the aggregate Ten Thousand (10,000) shares of the Corporation's Common Stock (the "Option"), which Option may be exercised in whole or in part, from time to time during the Option Period, subject to the terms and provisions of the Plan and this Agreement.

     2. The Option granted to the Optionee hereunder may not be exercised:

          (a) Before the Plan is approved by the shareholders of the Corporation;

          (b) If and to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), within the first six (6) months after the date the Plan is approved by the shareholders of the Corporation; provided that this six (6) month restriction shall not apply if the Director dies during such period; or

          (c)  After the expiration of the Option Period;
     provided, however, that the Option shall be subject to termination before the expiration of the Option Period as provided in Sections 3(b), 3(c) or 3(d) hereof.

     3. The Option hereby granted shall terminate and be of no force or effect upon the first to occur of the following events:

          (a)  The expiration of the Option Period;

          (b) Except as set forth in Section 3(c) or 3(d) hereof, the expiration of three months after the Optionee ceases to be a Director; provided, however, that if the Optionee ceases to be a Director before the lapse of the six month period described in Section 2(b) hereof, the expiration of three months after the lapse of such six month period;

          (c) If the Optionee ceases to be a Director by reason of the Optionee's death or Disability, the expiration of one
     (1) year after such date of death or Disability (during which such one (1) year period the Option may be exercised (to the extent otherwise exercisable) by the Optionee (in the case of Disability) or the person to whom the Optionee's rights hereunder shall have passed by will or by the laws of descent and distribution); or

          (d) If the Optionee dies after he ceases to be a Director but within the period that his Option are still exercisable pursuant to this Agreement, the expiration of one (1) year after such date of death (during which such one
     (1) year period the Option may be exercised (to the extent otherwise exercisable) by the person to whom the Optionee's rights hereunder shall have passed by will or by the laws of descent and distribution).

     4. The option hereby granted shall be exercised by an Optionee by written notice (signed by the Optionee or the Optionee's successors) delivered to the Corporation at its offices at 2000 Two First Union Center, Charlotte, North Carolina 28202, from time to time, on any business day, specifying the whole number of shares the Optionee then desires to purchase and containing the representation that it is the Optionee's current intention to acquire the shares being purchased for investment and not for resale. Payment in full of the option price of such shares must be made at the time the option is exercised and payment may be made in cash for an amount in U.S. dollars equal to the option price of such shares. Payment may also be made in shares of Common Stock of the Corporation previously held by Optionee or by combining cash and shares previously held.
Payment in shares may be made with shares received upon the exercise or partial exercise of the Option hereby granted, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to Optionee. Shares of Common Stock previously held by the Optionee, and surrendered in accordance with rules and regulations adopted by the Committee for the purpose of making full or partial payment of the Option price, shall be valued for such purpose at the Fair Market Value thereof on the date the Option is exercised. As soon as practicable after said notice shall have been received, the Corporation shall deliver to the Optionee a stock certificate registered in the Optionee's name representing the Option shares.

     5. The Options granted hereunder are Nonstatutory Options and are not intended to qualify for tax treatment under Code
Section 422.

     6. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative, or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person.

     7. Optionee shall not be deemed for any purpose to be a shareholder of the Corporation with respect to any shares as to which this Option shall not have been exercised and payment made as herein provided and a stock certificate for such shares actually issued to Optionee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

     8. In addition to and notwithstanding anything to the contrary contained in the Plan, in the event of (i) the adoption of a plan of merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of Directors of the Corporation of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation, or (iii) in the absence of a prior expression of approval of the Board of Directors, the acquisition of more than 20% of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Act, other than a person, or group including a person, who beneficially owned, as of the Effective Date of the Plan, more than 7% of the Corporation's securities; then, the Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to the Option and the option price, and shall remain exercisable for the remaining term of such Option, regardless of whether such Option has been outstanding for six months or of any provision contained herein or in the Plan with limiting the exercisability of the Option or any portion thereof for any length of time, but subject to all of the terms hereof and of the Plan not inconsistent with this paragraph.

     The existence of this Option shall not affect in any way the right or power of the Corporation or its subsidiaries to make adjustments, reclassifications, reorganizations or other changes in the Corporation's capital structure or its business, or to issue any bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or to merge or consolidate, or to dissolve or liquidate, or to sell or transfer all or any part of its assets or business, or any other corporation act or proceeding, whether of a similar character or otherwise.

     9. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issue of shares to Optionee, any law, or any regulation or requirement of the Securities and Exchange Commission or any other governmental authority having jurisdiction in the premises, shall require either the Corporation or Optionee to take any action in connection with the shares then to be issued, the issue of such shares shall be deferred until such action shall have been taken; the Corporation shall be under no obligation to take such action; and the Corporation shall have no liability whatsoever as a result of the non-issuance of such shares, except to refund to the Optionee any consideration tendered in respect of the exercise price.

     10. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the Committee (as that term is defined in the Plan) in its absolute and uncontrolled discretion, and the determinations or interpretations by the Committee shall be final, binding and conclusive on all persons affected thereby. The Plan and Agreement may be amended, modified, discontinued or terminated as provided in Section 14 of the Plan.

     11. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Secretary of the Corporation, at 2000 Two First Union Center, Charlotte, North Carolina 28282, or at such other address as the Corporation, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee's address as shown herein, or at such other address as Optionee, by notice to the Corporation, may designate in writing from time to time.

     12. Shares of Common Stock issued pursuant to the exercise of this Option will be issued only in the name of Optionee and may not be transferred into the name of any agent of or nominee for Optionee until such time as a disposition of such shares would satisfy the holding period requirements of Section 422(a)(1) of the Internal Revenue Code of 1986, as amended.

     13. This Agreement is subject in all respects to the terms and conditions contained in the Plan, a copy of which is attached hereto and incorporated herein by reference. All capitalized terms used but not defined herein shall have the same meaning as set forth in Section 1 of the Plan, unless the context clearly indicates otherwise.



     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and Optionee has hereunto set Optionee's hand and seal, all on the day and year first above written.

                              RUDDICK CORPORATION


Attest                        By: /s/ R.N. Brigden
                                  ------------------------------

                              Title:  Vice President - Finance
/s/ D.B. Willford
- -------------------------

Title:  Secretary

(Corporate Seal)


                              OPTIONEE:


                              /s/ Hugh L. McColl, Jr.
(SEAL)
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                              Address

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